AMENDED AND RESTATED
                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT ("Agreement") is made as of June 12, 2001 by and between Access Power, Inc. (the "Company"), Grandview Court, LLC (the "Investor") and Joseph B. LaRocco, Esq., with an office at 49 Locust Avenue, Suite 107, New Canaan, CT 06840 (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, Company will be selling shares of its common stock (the "Shares"), to Investor upon terms as set forth in the Investment Agreement and related documents (the "Transaction Documents") entered into by the Company and Investor; and

         WHEREAS, Company and Investor have requested that the Escrow Agent hold the Shares and funds ("Funds") being used to purchase the Shares in escrow pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                               TERMS OF THE ESCROW

         1.1 The parties hereby agree to have Joseph B. LaRocco, Esq. act as Escrow Agent whereby the Escrow Agent shall receive the Shares and Funds in escrow and distribute the same as set forth in this Agreement. Any capitalized terms not defined herein shall have the meaning ascribed to them in the Transaction Documents.

         1.2 The Company agrees that it will not be entitled to deliver a Put Notice to Investor and Investor will not be required to honor a Put Notice, until after the Effective Date and subject to the terms of the Transaction Documents. The Company represents that its transfer agent has agreed to accept a representation letter (See copy of form of representation letter attached to the Investment Agreement as Exhibit G) from the Investor's broker after the Effective Date and after the sale of Shares pursuant to a Put Notice, which representation letter shall state that the Shares were sold in compliance with the prospectus delivery requirements of the Registration Statement. The Company represents that on or before the receipt by the transfer agent of the representation letter, it will instruct its counsel to issue an opinion letter to the transfer agent for the issuance of the Shares being sold and the Company will instruct its transfer agent to issue the appropriate number of Shares in the name of the Investor, or in the broker's street name if so requested by Investor, so that the Shares being purchased from the Company after a Put Notice will bear no legend and not be subject to stop transfer instructions.

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         1.3      Prior to each Closing Date the Investor shall wire to the
Escrow Agent the dollar amount necessary to purchase the Shares on the Closing Date as required by the Transaction Documents (the "Purchase Amount").

         1.4 On each Closing Date the Escrow Agent shall forward the Shares being purchased to the Investor, per Investor's instructions, and wire the amount necessary to purchase the Shares, pursuant to the Transaction Documents, to the Company. Subject to the terms set forth in the Transaction Documents, the Investor is required to purchase the lesser of (a) the Dollar Amount set forth in the Put Notice and (b) 15% of the total Volume Weighted Average Price during the applicable Purchase Period. The Escrow Agent shall deduct from the Funds he receives in escrow from the Investor the following amounts:

                  (a) 5% of the Purchase Amount on each Closing Date, to be wired to the Investor per its instructions (or deducted by the Investor, at its sole option, from the Purchase Amount being wired to the Escrow Agent)

                  (b) On each Closing Date Escrow Agent shall deduct from the Purchase Amount as an escrow fee the sum of $500 for each Put Notice respective to such Closing Date up to $25,000; $1,000 for each Put Notice respective to such Closing Date up to $50,000; $1,500 for each Put Notice respective to such Closing Date up to $75,000 and $2,000 for each Put Notice respective to such Closing Date in excess of $75,000; which amount the Escrow Agent may deduct from the proceeds received in escrow from the Investor.

         1.5 Any excess Shares held by the Escrow Agent after disbursement of the appropriate number of Shares to the Investor shall be promptly returned to the Company or its transfer agent, as instructed by the Company.

         1.6 This Agreement may be altered or amended only with the written consent of all of the parties hereto. Should Company attempt to change this Agreement in a manner which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying Company and Investor in writing. In the case of the Escrow Agent's resignation or removal pursuant to the foregoing, his only duty, until receipt of notice from Company and Investor that a successor escrow agent has been appointed, shall be to hold and preserve the Shares and Funds that are in his possession. Upon receipt by the Escrow Agent of said notice from Company and Investor of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Shares and Funds, the Escrow Agent shall promptly thereafter transfer all of the Shares and Funds that he is still holding in escrow, to said successor escrow agent. Immediately after said transfer of the Shares and Funds, the Escrow Agent shall furnish Company and Investor with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from Company or Investor after notice of resignation or removal has been given.

         1.7 The Escrow Agent shall be reimbursed by Company and Investor for any reasonable expenses incurred in the event there is a conflict between the parties and the

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Escrow Agent shall deem it necessary to retain one counsel, upon whose advice the Escrow Agent may rely. The Escrow Agent shall not be liable for any action taken or omitted by him in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own negligence. The Escrow Agent has made no representations or warranties to the Company in connection with this transaction. The Escrow Agent has no liability hereunder to either party other than to hold the Shares and Funds received by the Investor and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement or the investment being made by Investor. The Company acknowledges and represents that it is not being represented in a legal capacity by Joseph B. LaRocco, and has had the opportunity to consult with its own legal advisors prior to the signing of this Agreement. The Company acknowledges that the Escrow Agent is not rendering securities advice to the Company with respect to this proposed transaction. The Escrow Agent has acted as legal counsel for the Investor and may continue to act as legal counsel for the Investor, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company consents to the Escrow Agent acting in such capacity as legal counsel for the Investor and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company understands that the Investor and Escrow Agent are relying explicitly on the foregoing provisions contained in this Section 1.7 in entering into this Agreement.

         1.8 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorney-at-law shall be conclusive evidence of such good faith.

         1.9 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         1.10 The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

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         1.11     If the Escrow Agent reasonably requires other or further
documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

         1.12 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (a) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Funds and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State of Connecticut in accordance with the applicable procedure therefor.

                                    ARTICLE 2
                                  MISCELLANEOUS

         2.1 No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

         2.2 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

         2.3 This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

         2.4 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         2.5 The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance of the laws of the State of Connecticut. The parties agree that any dispute arising under or with respect to or in


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connection with this Agreement, whether during the term of this Agreement or at any subsequent time, shall be resolved fully and exclusively by binding arbitration in accordance with the commercial rules then in force of the American Arbitration Association with the proceedings taking place in Stamford, Connecticut before a panel of three (3) arbitrators.

         2.6 Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Transaction Documents, the terms of which are incorporated herein by reference.

         2.7 By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Agreement; the Escrow Agent does not become a party to the Transaction Documents.

         2.8 Each party acknowledges and agrees that this Agreement shall not be deemed prepared or drafted by any one party. In the event of any dispute between the party concerning this Agreement, the party agree that any rule of construction, to the effect that any ambiguity in the language of the Agreement is to be resolved against the drafting party, shall not apply.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 12th day of June, 2001.

                                            GRANDVIEW COURT, LLC


                                            By:_________________________________
                                            Its:________________________________


                                            ACCESS POWER, INC.


                                            By:  Glen A. Smith
                                            Its:  Chief Executive Officer


                                             JOSEPH B. LAROCCO, ESCROW AGENT


                                           By: /s/ Joseph B. Larocco
                                              ---------------------------------
                                             Joseph B. LaRocco, Esq.